SCHEDULE 14A INFORMATION

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                                   ADT LIMITED
----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             WESTERN RESOURCES, INC.
----------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

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


The following presentation was made to analysts beginning April 9, 1997:

[logo] Western Resources

NatWest Securities

April 9, 1997

Western Resources Vision
"Western Resources will be the leading provider of energy and energy-related services for homes and businesses."

History
    1924 - Company founded under the name The Kansas Power and Light Company 1980 - Profile - The Kansas Power and Light Company
      400,000 customers
      Less than $1 billion total assets
      Less than $300 million in market value
      $49 million earnings
    1983 - Bought Gas Service Company
    1992 - Merged with Kansas Gas & Electric to create Western Resources 1993 - Sold 40% of Gas Service Company for $400+ million
    1995 - Acquired  Mobilfone Security and CSI to start Westar Security

Recent History
    1996 -
      Acquired The Wing Group
      Commenced offer for KLT,  formal discussions began in November
      Announced  agreement to exchange the balance of natural gas business worth
        $660  million  to ONEOK  for 45% of  ONEOK  stock
      Purchased  Westinghouse Security Services for approximately $358 plus assumed certain  liabilities
      $3.5 billion exchange offer for ADT Limited

    1997 -  Reached  definitive  merger  agreement  with  KLT  on  2/7/97

Western Financial  Statistics
 Market  price at  4/4/97  = $30.25
 52-week  high/low $31.875 - $28
 Dividends:
      1997 indicated annual dividend = $2.10
      Paid every year since 1924
 Current yield = 6.9%
 Bond ratings of BBB+ , A- and A3
 Net income twelve months ending 12/31/96 $169 million
With ONEOK and KLT:
      Assets increase to more than $9 billion
      Projected market value of approximately $3.8 billion (assuming 4/4/97 stock price and 126.5 million common shares outstanding after KLT)

Today's Western Resources
    Full-service, diversified energy company

    1996 revenues of $2 billion

    Serves 606,000 electric customers in Kansas
      Merger with KLT will add 430,000 more electric customers

    Marketing access to 1.4 million natural gas customers in Kansas and Oklahoma through ONEOK alliance

    Rapidly expanding our unregulated businesses
      Westar Security - Approximately 430,000 monitored home and commercial security system customers in 46 states
      Westar  Energy - Wholesale,  one-stop  energy  provider
      Westar  Capital - Energy-related  investments
      The Wing Group - Partnership in six power generation projects in China, Turkey and Colombia

Our Strategic Plan for Growth
    Maintain a strong core utility business

    Build a branded national presence

    Become a leader in the international energy business

Strategic Priority: Strong Core Business
Characteristics:
    Low-cost producer of energy
    Strong brand identity
    Superior customer satisfaction levels
Opportunities:
    Increase product offerings to consumers
    Lower costs through reorganization
Investment Strategies :
  Expand  customer  base  and  geographic  footprint
  Alliance  opportunities including  ONEOK
  Acquisition  opportunities  include KLT

Status report:
ONEOK Strategic Alliance
  Earnings accretive to Western shareowners in the first full year
  Cash flow accretive first full year
  Western contributes all of its gas assets to ONEOK to create the 8th largest LDC in the country
  Western gains access to 735,000 customers to market unregulated products and services
  $660 million transaction will make Western Resources the largest shareowner of ONEOK with 45% ownership on a fully converted basis
  Western Resources will book 9.9% of ONEOK's earnings through equity accounting on common stock plus a preferred dividend of not less than $1.80 per preferred share

Status Report:
Kansas City Power & Light (KLT) merger
    Merger agreement reached at 2/7/97

    Adds 430,000 electric customers and $900 million in revenues

    Canceled tender offer

    Expect to close early 1998

Description of Offer:  KLT
TERM                                            SUMMARY
Consideration                        $32.00 of WR common  stock per
                                       share of KLT  common  stock*
                                     Number of WR common shares
                                       capped at 1.100 per each KLT
                                       common share
                                     Current  exchange ratio,  based on
                                       4/2/97 closing price is 1.045
                                     Includes price  protection  provision
Form of Transaction                  Tax-free stock swap,  pooling-of-
                                       interests  transaction worth $2
                                       billion
Financing                            Issue new shares of WR common

                            *Subject to an exchange ratio of 0.917 to 1.100
                             Western Resources common shares for each KLT share common stock.

Exchange Ratio Calculation

Calculation  of  Stock  Price  and  Dividends  to KLT  Shareholders  --  current indicated  dividends

                     Western        Exchange          Stock          Premium          Dividend          Increase
                      Stock           Ratio           Value          to KLT            to KLT            in KLT
                      Price          WR/KLT          to KLT         April 12        Holders (1)       Dividend (1)
                     $27.00           1.100          $29.70           24.4%              $2.31            42.6%
                      27.50           1.100           30.25           26.7%               2.31            42.6%
                      28.00           1.100           30.80           29.0%               2.31            42.6%
                      28.50           1.100           31.35           31.3%               2.31            42.6%
                      29.00           1.100           31.90           33.6%               2.31            42.6%
                 ----------------------------------------------------------------------------------------------------
Collar                29.09           1.100           32.00           34.0%               2.31            42.6%
                      29.50           1.085           32.00           34.0%               2.31            40.7%
                      30.00           1.067           32.00           34.0%               2.28            38.3%
                      30.50           1.049           32.00           34.0%               2.24            35.8%
                      31.00           1.032           32.00           34.0%               2.17            34.0%
                      31.50           1.016           32.00           34.0%               2.13            31.5%
                      32.00           1.000           32.00           34.0%               2.10            29.6%
                      32.50           0.985           32.00           34.0%               2.07            27.8%
                      33.00           0.970           32.00           34.0%               2.04            25.9%
                      33.50           0.955           32.00           34.0%               2.01            24.1%
                      34.00           0.941           32.00           34.0%               1.98            22.2%
                      34.50           0.928           32.00           34.0%               1.95            20.4%
Collar                34.90           0.917           32.00           34.0%               1.93            19.1%
                 ----------------------------------------------------------------------------------------------------
                      35.00           0.917           32.10           34.5%               1.93            19.1%
                      35.50           0.917           32.55           36.3%               1.93            19.1%
                      36.00           0.917           33.01           38.3%               1.93            19.1%

                 (1) Based on  current indicated dividends

Western Resources / KLT / ONEOK
Combined  Regulated Service Territory
[MAP]

Strategic Priority:
Branded National Presence
Characteristics:
   No utility has more than 4% of electric market; our critical mass goal is 5% - 10% of energy market
   Coming legislative changes will likely allow utilities to compete for customers like AT&T, MCI, and Sprint, instead of limiting franchises

   Opportunities:
    Acquire a product with characteristics similar to electricity or natural gas that may be sold nationwide today. . . security
    Sell products (energy & security) under umbrella of brand names. Today we market under the names Westar, KPL and KGE and soon under Oklahoma Natural Gas

   Investment Strategies:
   Long-term  growth  and  income  opportunities  reside  with  being a low-cost
   provider  of  value-added   services  to  end-user  consumers

Why  Security?

Residential security business is attractive because of strong consumer demand, double-digit growth rates and a fragmented industry

Home security is another profitable service that can be offered with other products and services to gain customer loyalty in anticipation of electric industry deregulation

Exposure already gained is enhanced by WSS acquisition and ADT offer: gaining customer base, brand names, infrastructure and expertise

Westar Security
   Started  with  five  acquisitions  in 1995 and  1996,  gaining  approximately
   110,000 customers which made us the 10th largest security company, by estimated customer count, in the country
   Growth further established the Westar name with a branded product identity Acquisition of Westinghouse Security Systems (WSS) effective 12/31/96 makes us the third-largest monitored security company in the U.S.
   Announced offer for ADT on 12/18/96

Recent Acquisition:
Westinghouse Security Systems
   Transaction terms
      Created 3rd largest monitored security systems company in the U.S., by customer count
      Added about 320,000 customers and branch offices in 24 states -- provides access to 55% of US households
      Cash  transaction  of approximately   $358  million  plus  assumed
      certain   liabilities
      Gain state-of-the-art centralized monitoring and customer service center and national branch network offering an excellent platform for growth

Western Resources' Offer for ADT
    $22.50 per ADT common share
      $10.00 in cash
      $12.50 in WR common stock*
    Western Resources already owns 38.3 million ADT shares at an average cost of $15.40 per share
    Pending litigation
      Invalidate Republic warrants
      Disallow vote of treasury stock held by an ADT subsidiary
      Invalidate dead hand poison pill

* Represents 0.41322 of a share of Western Resources' common stock for each share of ADT common stock based on the closing price of Western Resources' common stock on February 28, 1997. ADT shareowners would not, however, receive more than 0.42017 share of Western Resources common stock.

Westar Security Reach
with WSS and ADT
[map]
Map of United States excluding North Dakota, Alaska and Hawaii

More than 2 million customers in 46 states, Canada and the United Kingdom

Strategic Priority:
Leader in the International Energy Business
Characteristics:
   Most growth in generating facilities and energy consumption during the next 20 years will occur outside the U.S. in developing nations, like China Foreign countries are privatizing generation

Opportunities:
   Develop relationships with central governments, find local partners; seek third-party financial partners
   Receive carried interest for structuring expertise and obtain opportunity for equity investment as appropriate
   Favorable position when distribution is eventually privatized

Investment Strategies:
   Infrastructure builders will be best-positioned to eventually serve end users
   Investment options include: developers, existing plants, greenfield projects

Status Report:
The Wing Group
    Purchased in early 1996

    Premier developer of power projects in the world
      Finalized agreement with CPI in December, involving more than 2,000 MW coal-fired generation in China

      Closed on Turkey project, a 478 MW combined-cycle plant

      Closed on project to  participate  in 160 MW  gas-fired  plant in Colombia

International Power
Development - The Wing Group
[map]
Showing The Wing Group locations

Future View - Financial
Outlook of new WR with KLT, ONEOK, and security transactions completed:
     Positioned to build  long-term  shareowner  value
        Growing revenue streams from new products and expanded markets Recurring monthly revenue under multi-year, renewable security contracts
        Improved margins from operating synergies and economies of scale Continued acquisition efforts consistent with growth strategy

     Delivering on our strategy will ensure continued access to capital markets
        Committed to maintaining investment grade credit quality

What Analysts Think of WR Strategic Moves:
"The company is aggressively seeking to expand its access to customers on a nationwide basis, and ADT fits the bill perfectly, with its superior brand-name recognition and operations in 44 states as well as Canada and Europe." NatWest Securities

"We believe WR's strong long-term growth rate offsets near-term dilution."
     Prudential Securities

This analysts' presentation is neither an offer nor an exchange nor a solicitation of an offer to exchange shares of common stock of ADT Limited. Such offer is made solely by the Prospectus dated March 14, 1997, and the related Letter of Transmittal, and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of ADT Limited in any jurisdiction in which the making of such offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.
In any jurisdictions where securities, blue sky or other laws require such offer to be made by a licensed broker or dealer, such offer shall be deemed to be made on behalf of Western Resources, Inc. by Salomon Brothers Inc; Bear, Stearns & Co. Inc; and Chase Securities Inc, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.